EXHIBIT 6.16

OPTI-HARVEST, INC.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April ___, 2023 (the “Effective Date”), by and among Opti-Harvest, Inc., a Delaware corporation (the “Company”), and the persons and entities (each, an “Investor” and collectively, the “Investors”) listed on the Schedule of Investors attached hereto as Exhibit A (the “Schedule of Investors”).

RECITALS

WHEREAS, upon the terms and subject to the conditions set forth herein, the Company is willing to sell to each stockholder of the Company that is an “accredited investor”, as defined pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), convertible promissory notes (each a “Note,” and collectively, the “Notes”); and shares of common stock (the “Shares”) of the Company.

WHEREAS, unless otherwise stated, capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the form of Note, in substantially the form of Exhibit B hereto.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1

The Notes and Shares

1.1. Issuance of Convertible Promissory Notes and Shares. Subject to all of the terms and conditions of this Agreement, at each Closing (as defined below), the Company agrees to issue and sell to each of the Investors, and each of the Investors severally agrees to purchase, a Note in the principal amount set forth opposite such Investor’s name on the Schedule of Investors. The securities into which the Notes are convertible are referred to herein as the “Note Conversion Shares.” The obligations of the Investors to purchase Notes are several and not joint. The aggregate principal amount of all Notes that may be issued and sold hereunder shall not exceed $1,000,000 (the “Total Note Principal Amount”). The Company shall issue 20,000 shares of common stock of the Company for each $100,000 invested by an Investor, provided, however, that if an Investor invests a sum of funds which does not round to $100,000, the Company shall issue to such Investor Shares on a pro rata basis, based on an issuance of 20,000 Shares for each $100,000 invested.

1.2. Place and Date of Closing. Subject to the terms and conditions of this Agreement, the purchase, sale and issuance of the Notes and Shares shall take place at one (1) or more closings (each, a “Closing”).

(a) Initial Closing. The initial Closing (the “Initial Closing”) shall take place at a location mutually agreed to by the parties hereto, at 5:00 p.m. Pacific time, on or about April 3, 2023, or at such other time as the Company and a majority in interest of the Investors participating in the Initial Closing may determine.

(b) Additional Closings. The Company may sell and issue at one (1) or more additional Closings (each, an “Additional Closing”), at such times and places as determined by the Company, in its sole discretion (each, an “Additional Closing Date”), up to the balance of the unissued Notes and Shares (the “Remaining Amount”). The Company may conduct such Additional Closings until the date that is sixty (60) days following the Initial Closing (the end of such period, the “Final Closing Date”). After each Additional Closing, the Company shall update the Schedule of Investors to list any Other Investors purchasing Notes and Shares hereunder.

(c) General. For the avoidance of doubt, each of the Initial Closing and each Additional Closing is referred to herein as a “Closing.” Each of the Initial Closing Date and each Additional Closing Date is referred to herein as a “Closing Date.” At each Closing, the Company will deliver to each Investor the Note to be purchased by such Investor, against receipt by the Company of the corresponding principal amount funded by such. Each of the Notes and the Shares will be registered in such Investor’s name in the Company’s records.

1.4. Definitions.

(a) “Transaction Documents” shall mean this Agreement, the Notes and the Shares.

1.5. Use of Proceeds. The proceeds of the sale and issuance of the Notes and Shares shall be used for operating expenses in connection with the consummation of the Company’s first underwritten public offering (the “IPO”) pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of not less than $8,000,000 of the Company’s equity securities, as a result of or following which the Company shall be a reporting issuer under the Securities and Exchange Act of 1934, as amended, and its common stock be listed on the Nasdaq Stock Market.

1.6. Payments. The Company will make all cash payments due under the Notes in immediately available funds by 1:00 p.m. Pacific time on the date such payment is due at the address for such purpose specified below each Investor’s name on the Schedule of Investors, or at such other address, or in such other manner, as an Investor or other registered holder of a Note may from time to time direct in writing.

SECTION 2

Representations and Warranties of the Company

The Company hereby represents and warrants to the Investors as follows:

2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite legal and corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted or proposed to be conducted, to execute and deliver the Transaction Documents, to issue and sell the Notes, the Note Conversion Shares and the Shares, and to perform its obligations pursuant to the Transaction Documents. The Company is presently qualified to do business as a foreign corporation in California and in each other jurisdiction where the failure to be so qualified has had or could reasonably be expected to have a material adverse effect on the Company’s financial condition, operations, properties, assets, liabilities, prospects or business as now conducted or proposed to be conducted (a “Material Adverse Effect”).

2.2. Subsidiaries. The Company does not own or control (and has never owned or controlled), directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, association, or other business entity.

2.3. Capitalization. Immediately prior to the Initial Closing:

(a) The authorized capital stock of the Company will consist of: (i) 100,000,000 shares of Common Stock, of which 23,906,237 shares are issued and outstanding; and (ii) 1,000,000 shares of Preferred Stock, consisting of one (1) share of which is designated Series A Preferred Stock, of which one (1) share is issued and outstanding, as of the date of this Agreement.

(b) The outstanding shares of capital stock of the Company have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable.

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(c) The Company has reserved 7,000,000 shares of Common Stock authorized for issuance to employees, consultants and directors pursuant to the Company’s 2016 Equity Incentive Plan (the “2016 Stock Plan”), under which options or other rights to purchase 3,029,949 shares of Common Stock are issued and outstanding, and no shares of Common Stock remain available for issuance, and no shares of Common Stock have been issued upon exercise of stock options or other rights previously granted, each as of the date of this Agreement. The Company has reserved 15,000,000 shares of Common Stock authorized for issuance to employees, consultants and directors pursuant to the Company’s 2022 Equity Incentive Plan (the “2022 Stock Plan”), under which options or other rights to purchase 641,277 shares of Common Stock are issued and outstanding, 14,358,273 shares of Common Stock remain available for issuance, and no shares of Common Stock have been issued upon exercise of stock options or other rights previously granted, each as of the date of this Agreement.

(d) Except for the: (i) the Notes, the Note Conversion Shares and the Shares; (ii) the conversion privileges of the Preferred Stock; (iii) the shares reserved for issuance pursuant to the 2016 Stock Plan and 2022 Stock Plan as described above; and (v) warrants to purchase up to 4,118,669 shares of Common Stock at a weighted average exercise price of $4.59 per share, there are no options, warrants or other rights (including conversion or preemptive rights and rights of first refusal or similar rights) to purchase any of the Company’s authorized and unissued capital stock.

2.4. Authorization. All corporate action on the part of the Company and its directors, officers and stockholders necessary for: (a) the authorization, execution and delivery of the Transaction Documents by the Company; (b) the authorization, sale, issuance and delivery of the Notes and the Shares at each Closing, and the Note Conversion Shares issuable upon conversion of the Notes, and the Common Stock issuable upon conversion of the Note Conversion Shares; and (c) the performance of all of the Company’s obligations under the Transaction Documents has been taken or will be taken prior to the Initial Closing. The Transaction Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except: (i) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

2.5. Financial Statements. The Company has made available to the Investors: (a) the audited balance sheet as of December 31, 2022 and the related statements of operations and cash flows for the fiscal year then-ended (the “Financial Statements”). With the exception of the items noted in Section 2.5 of the Schedule of Exceptions, the Financial Statements are true and correct in all material respects and present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein. The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may exclude certain footnotes required under GAAP and are subject to normal year-end audit adjustments, which are not expected to be material either individually or in the aggregate. Except as set forth in the Financial Statements, the Company has no liabilities or obligations, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to December 31, 2022. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.6. Material Contracts.

(a) Except for the agreements explicitly contemplated hereby, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound (written or otherwise) which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000; (ii) the license of any patent, trademark, copyright, trade secret or other proprietary right to or from the Company; (iii) provisions restricting or affecting the development, manufacture, license, marketing, distribution or sale of the Company’s products or services; or (iv) indemnification by the Company with respect to infringements of proprietary rights (each, a “Material Contract” and, collectively the “Material Contracts”). All of the Material Contracts are valid, binding and in full force and effect, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and to general principles of equity. Neither the Company nor, to the Company’s knowledge, any other party to any Material Contract is in default under the terms any such Material Contract.

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(b) Except for: (i) agreements explicitly contemplated hereby; (ii) option agreements and stock purchase agreements with employees, directors and consultants in the Company’s service (including all exhibits to such option and stock purchase agreements); (iii) offer letters of employment with the Company’s employees and similar letters and/or agreements with other service providers to the Company; and (iv) agreements set forth under Section 2.6(b) of the Schedule of Exceptions, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, or holders of the Company’s outstanding capital stock or any affiliate thereof, including, without limitation, spouses, or family members of any such officer, director or holders of such outstanding capital stock.

(c) The Company has not: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred or guaranteed any indebtedness for money borrowed or incurred or guaranteed any other liabilities individually in excess of $50,000 or in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person, other than ordinary advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights (other than in the ordinary course of business of the Company).

For the purposes of subsections (a) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company knows to be affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

2.7. Intellectual Property.

(a) The Schedule of Exceptions sets forth a true, correct and complete list, as of the date of this Agreement, of: (i) all patents and patent applications owned by the Company; (ii) all registered and unregistered trademarks, service marks and trade names and applications therefor, owned or claimed to be owned by the Company; and (iii) all registered and material unregistered copyrights and copyright applications owned by the Company. The Company has previously disclosed to the Investors all information, documents and material that is actually known by the Company and that, as of the date of this Agreement, is substantive or material in connection with or related to its Intellectual Property as it relates to the Company’s business as currently conducted, including, without limitation, with respect to any patents owned or used in its business. The Company has taken all steps necessary or prudent to maintain and protect its right, title and interest in and to its Intellectual Property (as defined below), including in response to any actions taken by governmental authorities, as are customary for similarly situated companies engaged in the same or similar business. For purposes of this Agreement, the term “Intellectual Property” means all know how, intellectual property, inventions (whether or not patentable), discoveries, processes, machines, manufactures, compositions of matter, improvements, techniques, methods, ideas, concepts, procedures, formulas, designs, technical data, medical analysis, product development data, clinical and research data, technology secret processes, trade secrets, prototypes, specifications, plans, software, promotional and marketing materials, any patents or patents applications, any registered and unregistered trademarks, service marks and trade names and applications therefor, any registered and unregistered copyrights, copyright applications and copyright renewals, and all goodwill associated with any of the foregoing.

(b) The Schedule of Exceptions sets forth a complete list of all licenses, agreements, authorizations and/or permissions pursuant to which the Company uses any one (1) or more items of Intellectual Property licensed from third parties in connection with the ongoing business of the Company (“Licensed IP Agreements”), other than software that is generally commercially available at retail. The Company has made available to the Investors correct and complete copies of each of the Licensed IP Agreements. Each of the Licensed IP Agreements is legal, valid, binding, enforceable, and in full force and effect. The Company has performed all obligations imposed upon it under each of the Licensed IP Agreements, and is not in breach of any of the Licensed IP Agreements, and, to the Company’s knowledge, no other party to any of the Licensed IP Agreements is in breach thereof. The Company has not granted any sublicense or similar right with respect to the Licensed IP Agreements. The Company has not received any notice that the other parties to the Licensed IP Agreements intend to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or right thereunder. The consummation of the transactions contemplated hereby and by the other Agreements will not cause a breach of any of the Licensed IP Agreements. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.

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(c) The Schedule of Exceptions sets forth a complete list of all licenses and agreements pursuant to which the Company has granted to any person or party a license or sublicense to use any one (1) or more items of Intellectual Property used by the Company in connection with the ongoing business of the Company (“IP Agreements”), exclusive of any evaluation license or non-disclosure agreements related to the Company’s third party evaluation process. The Company has made available to the Investors correct and complete copies of each of the IP Agreements. Each of the IP Agreements is legal, valid, binding, enforceable, and in full force and effect. The Company has performed all obligations imposed upon it under each of the IP Agreements, and is neither in breach of, nor has incurred any indemnification obligations under, any one or more of the IP Agreements. The Company has not granted any sublicense or similar right with respect to the IP Agreements. The consummation of the transactions contemplated hereby and by the other Transaction Documents will not cause a breach of any of the IP Agreements.

(d) The Company possesses all right, title and interest in and to, and is the sole and exclusive owner of the Intellectual Property, including, without limitation, all patents, trademarks and copyrights (and any applications for any of the foregoing), listed on the Schedule of Exceptions. The Company is the sole and exclusive licensee of the Licensed IP Agreements, and has the right to use such Intellectual Property in the operation of its business as presently conducted and as presently proposed to be conducted. As of the Initial Closing, the Company has not received any written notice that its rights in such Intellectual Property have been or will be declared unenforceable or otherwise invalid by any court or governmental authority. No infringement, misuse or misappropriation of any such Intellectual Property by a third party has come to the Company’s attention, either orally or in writing.

(e) No third party has made a claim, assertion or, to the Company’s knowledge, threatened assertion, either orally or in writing, that the Company is interfering with, infringing, misusing, misappropriating or otherwise conflicting with such third party’s Intellectual Property.

(f) Except as set forth in the Schedule of Exceptions, the Intellectual Property owned or otherwise used by the Company is free and clear of all material liens or other restrictions, and no such item of Intellectual Property is subject to any outstanding injunction, judgment, order, decree, ruling or charge. No action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending (or, to the Company’s knowledge, threatened) against the Company, which challenges the legality, validity, enforceability or ownership of, or the right of the Company to use, any one or more items of the Intellectual Property owned or used by the Company in connection with its business as currently conducted. Except as set forth in the Schedule of Exceptions, the Company has not agreed to indemnify any person or party for or against any interference, infringement, misappropriation, or other conflict with respect to any one or more items of the Intellectual Property owned or licensed by the Company.

(g) The Company has taken all steps reasonably necessary to ensure that it has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property right of any third party in the conduct of its business as presently conducted, and the Company has no knowledge of any such interference, infringement, misappropriation or conflict. To the knowledge of the Company, the operation of the business of the Company and the manufacture, marketing, sale or distribution of the Company’s products has not and does not interfere with, infringe upon or constitute misappropriation of the Intellectual Property rights of any third party.

(h) No director, officer, stockholder, employee of or consultant to or other affiliate of the Company owns, directly or indirectly, in whole or in part, any interest in any of the Intellectual Property owned or used by the Company.

(i) The Company has not disclosed to any person or party, other than in the ordinary course of business of the Company, consistent with past practice and pursuant to valid written non-disclosure and non-use agreements, any proprietary or otherwise confidential information relating to the Intellectual Property owned or licensed by the Company. The Company has at all times maintained reasonable procedures to protect all trade secrets and other confidential information of the Company. The Company and, to the Company’s knowledge, each other party to any Licensed IP Agreement or IP Agreement, is not under any contractual or other obligation to disclose any proprietary information relating to the Intellectual Property owned, developed or licensed by the Company (unless required by law) and no event has taken place, including the execution and delivery of this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby or any related change in the business activities of the Company, that would give rise to such obligation. The Company has disclosed trade secrets solely as required for the conduct of its business in the ordinary course and solely under non-disclosure and non-use agreements.

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2.8. Title to Properties and Assets; Liens. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than: (a) liens for current taxes not yet due and payable; (b) liens imposed by law and incurred in the ordinary course of business for obligations not past due; (c) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation; and (d) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto, and which have not arisen otherwise than in the ordinary course of business of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

2.9. Compliance with Other Instruments. The Company is not in violation of any term of its Restated Certificate or Bylaws, each as amended to date, or in any material respect, of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound. The Company is not in violation of any federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution and delivery of the Agreements by the Company, the performance by the Company of its obligations pursuant to the Agreements, and the issuance of the Securities, will not result in any violation of, or conflict with, or constitute a default under, the Company’s Certificate of Incorporation or Bylaws, each as amended to date, or any of its agreements, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, forfeiture or nonrenewal of any material permit or license applicable to the Company.

2.10. Litigation. There are no claims, arbitrations, complaints, chares, actions, suits, proceedings or investigations pending against the Company or its properties or against any current or former officer, director or employee in their capacity as such or that questions the validity of the Agreement of the rights of the Company to enter into them or to consummate the transactions contemplated thereby (nor has the Company received notice of any threat of any of the foregoing). The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There are no claims, arbitrations, complaints, charges, actions, suits, proceedings or investigations by the Company pending or which the Company intends to initiate against any other person or entity.

2.11. Compliance with Health Care Laws.

(a) The Company meets, in all respects, the requirements of participation and payment of all Government Health Care Programs (as defined below) in which it participates or to which it submits any invoices or bills, and is a party to valid participation agreements for payment by such Government Health Care Programs if the Company bills a particular Government Health Care Program for services or procedures or is otherwise required to meet such requirements. There is no action pending, received or, to the knowledge of the Company, threatened against the Company that relates directly to a violation of any laws pertaining to the Government Health Care Programs or that could result in the imposition of penalties or the exclusion by any of them from participation in any Government Health Care Program. For purposes of this Agreement, the term “Government Health Care Program” means any program operated or funded (in whole or in part) by any governmental entity that provides or pays for the delivery of health care services, supplies or equipment, including, without limitation, Medicare and Medicaid.

(b) The Company is in compliance with all applicable Health Care Laws, in all material respects. For purposes of this Agreement, the term “Health Care Laws” means all federal or state, civil or criminal health care laws applicable to the Company or its business that pertain to the delivery of or payment for health care services or products; the operation of Government Health Care Programs; medical device marketing or manufacturing; certification requirements for the provision of health care services; conduct of medical research; handling of medical devices; reprocessing of medical devices; and/or handling of medical waste or infectious materials, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), the exclusion laws, SSA § 1128 (42 U.S.C. 1320a-7), or the regulations promulgated pursuant to such laws, and comparable state and federal laws and regulations applicable to the Company or its business.

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(c) All material reports, documents, applications, claims and notices required to be filed, maintained, or furnished to any governmental entity with respect to the marketing, sale or manufacture by the Company of any item or service marketed, sold or manufactured by or on behalf of the Company have been so filed, maintained or furnished, except to the extent that any failure to do so would not have a Material Adverse Effect. All such reports, documents, claims and notices were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing) such that no liability exists with respect to such filings. All reports required to be filed by the Company with any governmental entity regarding any incidents, injuries or defects in any products marketed, sold or manufactured by the Company have been timely filed.

(d) Neither the Company, nor any employee, owner or officer of the Company (to the extent applicable) has ever been excluded from participation in any Government Health Care Program.

2.12. FDA Compliance.

(a) The operations of the Company, including, without limitation, the manufacture, import, export, testing, development, processing, packaging, labeling, storage, marketing and distribution of all products, are in compliance in all material respects with all applicable federal and state laws and permits held by the Company including, without limitation, those administered by the Food and Drug Administration (the “FDA”) relating to the business, assets, properties, products, operations or processes of the Company. There are no actual or, to the knowledge of the Company, threatened actions against the Company by the FDA or any other governmental entity that has jurisdiction over the operations of the Company. The Company has not received notice of any pending or threatened claim, and the Company has no knowledge that any governmental entity is considering such action.

(b) The Company has not received any FDA Form 483 notice of adverse findings, warning letters, untitled letters or other written correspondence or notice from the FDA, or other governmental entity alleging or asserting noncompliance with any applicable federal or state laws or permits, and the Company has no knowledge that the FDA or any governmental entity is considering such action.

(c) All studies, tests and preclinical and clinical trials being conducted by or on behalf of the Company are being conducted in compliance in all material respects with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable federal and state laws. The Company has not received any notices, correspondence or other communication from the FDA or any other governmental entity requiring the termination, suspension or material modification of any clinical trials conducted by, or on behalf of, the Company, or in which they have participated, and the Company has no knowledge that the FDA or any other governmental entity is considering such action.

(d) The manufacture of products by, or on behalf of, the Company is being conducted in compliance in all material respects with all applicable laws including the FDA’s Quality Systems Regulation. In addition, the Company, and, to the Company’s knowledge, any third-party manufacturer of products on the Company’s behalf, are in material compliance with all applicable FDA requirements, including registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207.

(e) The Company is not the subject of any pending or, to the Company’s knowledge, threatened investigation by the FDA. The Company has not, to the Company’s knowledge, committed any act, made any statement, or failed to make any statement that would provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities” and any amendments thereto.

(f) To the extent that the Company markets or sells any products or services in any jurisdiction outside of the United States, or manufactures any products outside of the United States, the Company has acted in compliance in all material respects with the applicable laws of such jurisdiction pertaining to the approval of marketing or sale of such medical devices; the use of good manufacturing practices; and such other laws and regulations that that pertain to the same subject area under the jurisdiction of the FDA.

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2.13. Governmental Consent. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Notes, the Note Conversion Shares and the Shares, or the consummation of any other transaction contemplated by this Agreement or any of the other Transaction Documents, except: (a) the filing of such notices as may be required under the Securities Act; and (b) such filings as may be required under applicable state securities laws, which have been made or will be made in a timely manner.

2.14. Permits. The Company has all franchises, permits, licenses, and any similar authority materially necessary for the conduct of its business as now being conducted by it and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.15. Environmental and Safety Laws. To the knowledge of the Company, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and, to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

2.16. Tax Returns and Payments. The Company has duly and timely filed all material tax returns (federal, state, local and foreign) required to be filed by it and there are no waivers of applicable statutes of limitations in effect with respect to taxes for any year. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company on or before the Initial Closing, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised: (a) that any of its returns, federal, state or other, have been audited in the past or are being audited as of the date hereof; or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date hereof that is not adequately provided for. The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of the Company, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

2.17. Offering. Assuming the accuracy of the Investors’ representations and warranties in Section 3, the offer, sale and issuance of the Securities constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.

2.18. Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

2.19. Employees. The Company is not aware that any officer or key employee intends to terminate his or her employment with the Company, nor does the Company have a present intention to terminate the employment of any officer or key employee. The employment of each officer and employee of the Company is terminable at the will of the Company (subject to general principles related to wrongful termination of employees) and no severance or other payments will be due upon any such termination. There is no strike, labor dispute or union organization activities pending or, to the Company’s knowledge, threatened between it and its employees. To the knowledge of the Company, none of its employees belongs to any union or collective bargaining unit. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business. The Company has complied with all applicable state and federal laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment, and there are no arrears in the payments of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations.

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2.20. Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company has made all required contributions and has no liability to any employee benefit plan required to be set forth on Section 2.20 of the Schedule of Exceptions and has complied in all material respects with all applicable laws for any such plan.

2.21. Disclosure. The Company has provided each Investor with all the information regarding the Company that such Investor has requested for deciding whether to purchase the Notes and the Shares. Neither the Transaction Documents nor any other documents or certificates delivered in connection herewith, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company does not represent or warrant that it will achieve any financial projections made available to the Investors.

2.22. Insurance. The Company has in full force and effect fire and casualty insurance policies in amounts customary for companies in similar businesses similarly situated. The Schedule of Exceptions lists all of the insurance policies maintained by the Company, including the name of the insurer and the type and amount of coverage.

2.23. Obligations of Management. Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

2.24. Subsequent Events. Since December 31, 2022, there has not been:

(a) any change in the business, assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused or could not reasonably be expected to cause, in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business;

(e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) any resignation or termination of employment of any officer of the Company;

(h) any material mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

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(j) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k) any sale, assignment or transfer of any intellectual property of the Company;

(l) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m) to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that has had or could reasonably be expected to result in a Material Adverse Effect; or

(n) any arrangement or commitment by the Company to do any of the things described in this Section 2.24.

SECTION 3

Representations and Warranties of the Investors

Each Investor hereby represents and warrants, severally and not jointly, and only with respect to itself, to the Company with respect to the purchase of the Securities, as follows:

3.1. No Registration. Such Investor understands that the Securities, have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein or otherwise made pursuant hereto.

3.2. Investment Intent. Such Investor is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Securities.

3.3. Investment Experience. Such Investor, has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that such Investor, can protect its own interests. Such Investor has such knowledge and experience in financial and business matters so that such Investor is capable of evaluating the merits and risks of its investment in the Company.

3.4. Speculative Nature of Investment. Such Investor understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. Such Investor can bear the economic risk of such Investor’s investment and is able, without impairing such Investor’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of such Investor’s investment.

3.5. Access to Data. Such Investor has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Transaction Documents, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Transaction Documents, as well as the Company’s business, management and financial affairs. Such Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 (each as modified by the Schedule of Exceptions referred to therein) of this Agreement or the right of the Investors to rely thereon.

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3.6. Accredited Investor. Such Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

3.7. Residency. The residency of such Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the Schedule of Investors.

3.8. Rule 144. Such Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”) which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. Such Investor understands that the current public information referred to above is not now available and the Company has no present plans to make such information available. Such Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Securities, and that, in such event, such Investor may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. Such Investor acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. Such Investor understands that, although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

3.9. No Public Market. Such Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

3.10. Authorization.

(a) Such Investor has all requisite power and authority to execute and deliver the Transaction Documents, to purchase the Securities hereunder and to carry out and perform its obligations under the terms of the Transaction Documents. All action on the part of the Investor necessary for the authorization, execution, delivery and performance of the Transaction Documents, and the performance of all of such Investor’s obligations under the Transaction Documents, has been taken or will be taken prior to the Initial Closing.

(b) The Transaction Documents (as applicable), when executed and delivered by such Investor, will constitute valid and legally binding obligations of such Investor, enforceable against such Investor in accordance with their terms except as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Investor in connection with the execution and delivery of the Transaction Documents (as applicable) by such Investor or the performance of such Investor’s obligations hereunder or thereunder.

3.11. Brokers or Finders. Such Investor has not engaged any brokers, finders or agents, and neither the Company nor any other Investor has, nor will, incur, directly or indirectly, as a result of any action taken by such Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Transaction Documents.

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3.12. Tax Advisors. Such Investor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Agreements. With respect to such matters, such Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Such Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Documents.

3.13. Legends. Such Investor understands and agrees that the Notes, the Note Conversion Shares and the Shares, or any other securities issued in respect of the Notes, the Note Conversion Shares, upon any applicable stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear any legend required by the Transaction Documents or under applicable federal or state securities laws.

3.14. Exculpation. Such Investor acknowledges that it is not relying upon any person or entity, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Such Investor agrees that neither any Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Securities.

3.15. Investment Representations, Warranties and Covenants by Non-United States Persons. If such Investor is not a U.S. person (as defined in Regulation S promulgated under the Securities Act (“Regulation S”)) or is deemed not to be a U.S. person under Rule 902(k)(2) of the Securities Act, such Investor has been advised and acknowledges that: (a) in issuing and selling the Securities to such Investor pursuant to this Agreement, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Securities Act; (b) it is a condition to the availability of the Regulation S “safe harbor” that the Securities not be offered or sold in the United States or to a U.S. person until the expiration of a one (1)-year “distribution compliance period” (or a six (6)-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) following the applicable Closing; (c) notwithstanding the foregoing, prior to the expiration of the one (1)-year “distribution compliance period” (or six (6)-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) after the Closing (the “Restricted Period”), the Securities may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (i) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the Securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, or (ii) the offer and sale is outside the United States and to other than a U.S. person; and (d) until the expiration of the Restricted Period, such Investor, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Securities, or any beneficial interest therein in the United States or to or for the account of a U.S. person, unless pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

3.16. Representations by Non-United States Persons. If such Investor is not a U.S. person, such Investor is satisfied as to the full observance of the laws of such Investor’s jurisdiction in connection with any offer to acquire the Securities or any use of this Agreement, including: (a) the legal requirements within such Investor’s jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such Securities. Such Investor’s subscription and payment for, and such Investor’s continued beneficial ownership of, Securities will not violate any applicable securities or other laws of such Investor’s jurisdiction.

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SECTION 4

Covenants of the Company

For so long as any Notes held by the Investors are outstanding:

4.1. Negative Pledge. The Company hereby agrees not to license, pledge, create a lien on or otherwise encumber any of the Company’s properties and assets without the consent of the Majority in Interest of Investors, except for Permitted Liens. For purposes of this Agreement, the term “Permitted Liens” means: (a) Liens for taxes not yet due and payable or which are being contested in good faith and with respect to which adequate reserves have been established on the Financial Statements, as required under GAAP; (b) carriers’, warehousemen’s, mechanics’, materialmen’s and other like Liens and charges incurred in the ordinary course of business and which are not delinquent or are being contested in good faith and, in either case, do not, individually or in the aggregate, exceed $50,000 for which adequate reserves have been established in the Financial Statements, as required under GAAP; (c) Liens on inventory held by suppliers thereof that are incurred in the ordinary course of business and which are not delinquent or are being contested in good faith and do not, individually or in the aggregate, exceed $50,000; (d) the interests of the lessors and sublessors of any such leased properties; (e) Liens arising in connection with worker’s compensation and unemployment insurance incurred, in each case, in the ordinary course of business that do not, individually or in the aggregate exceed $50,000 for which adequate reserves have been established in the Financial Statements, as required under GAAP; (f) purchase money Liens that arise in the ordinary course of business; (g) restrictions on the use of property or minor irregularities of title as normally exist with respect to properties similar to the Company’s properties that arise in the ordinary course of business which do not in the aggregate materially impair the ownership or use thereof in the operation of the business of the Company; (g) any Liens in favor of SVB pursuant to that certain Loan and Security Agreement, dated as of July 16, 2007, by and between the Company and SVB, as amended to date; and (h) extensions, renewals and replacements of the foregoing Liens with respect to the property covered by the Lien extended, renewed or replaced.

4.2. Reservation and Issuance of Common Stock Issuable Upon Conversion of Notes.

(a) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purposes of effecting the conversion of the Notes into such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Notes. If at any time the number of shares of Common Stock that are authorized but unissued shall not be sufficient to effect the conversion of the then-entire outstanding principal amount of the Notes in full, without limitation of such other remedies as shall be available to the Investors, the Company shall use its reasonable best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase the number of reserved shares of its Common Stock that are authorized but unissued to such number of shares as shall be sufficient for issuance of the full amount of shares of Common Stock necessary to effect the conversion of the Notes.

(b) Limitation on Issuance of Reserved Shares of Common Stock. The Company shall: (i) maintain the reserved shares of Common Stock so as to only be issuable upon conversion of the Notes in accordance with their terms; and (ii) take no corporate or other action which may cause the reserved shares of Common Stock to be issued or become issuable upon any event, occurrence or other circumstance other than the conversion of the Notes in full.

4.3 Limitation on Certain Transactions. Commencing from the date this Agreement is signed, and until the earlier of Note repayment or conversion, the Company shall not, directly or indirectly: (a) change the nature of its business; (b) sell, divest, or change the structure of any material assets other than in the ordinary course of business; (c) enter into any variable rate transactions, or (d) accept Merchant-Cash-Advances (MCA) or similar financing instruments, unless approved by lender.

SECTION 5

Conditions to Closing of the Investors

Each Investor’s obligations at each Closing are subject to the fulfillment, on or prior to the applicable Closing Date, of all of the following conditions, any of which may be waived in whole or in part by such Investor participating in the applicable Closing:

5.1. Representations and Warranties. Except as set forth herein, the representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct in all material respects on the applicable Closing Date.

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5.2. Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the applicable Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and the Shares.

5.3. Legal Requirements. At the applicable Closing, the sale and issuance by the Company, and the purchase by the Investors participating in such Closing, of the Notes and the Shares shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

5.4. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the applicable Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.

5.5. Transaction Documents. The Company shall have duly executed and delivered to the Investors the following Transaction Documents:

(a) This Agreement; and

(b) Each Note issued hereunder.

5.6. Corporate Documents. With respect to the Initial Closing only, the Company shall have delivered to the Investors each of the following:

(a) A certificate of the Secretary of the Company, dated as of the Initial Closing Date, in substantially the form of Exhibit D hereto, certifying that: (i) the Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware and attached thereto, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification; (ii) attached thereto is a true and correct copy of the Bylaws of the Company as in effect on the Initial Closing Date; (iii) attached thereto are true and correct copies of resolutions duly adopted by the Company’s Board of Directors and continuing in effect, which authorize the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby; and (iv) attached thereto are true and correct copies of the resolutions duly adopted by the stockholders of the Company and continuing in effect, which resolutions ratify and approve the consummation of the transactions contemplated by this Agreement and the other Transaction Documents; and

(b) A certificate of the Secretary of State of the State of Delaware, certified as of a recent date prior to the Initial Closing Date, with respect to the good standing of the Company.

SECTION 6

Conditions to Obligations of the Company

The Company’s obligation to issue and sell the Notes and the Shares at each Closing is subject to the fulfillment, on or prior to the applicable Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

6.1. Representations and Warranties. The representations and warranties made by the applicable Investors in Section 3 hereof shall be true and correct when made, and shall be true and correct on the applicable Closing Date.

6.2. Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the applicable Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and the Shares.

6.3. Legal Requirements. At the applicable Closing, the sale and issuance by the Company, and the purchase by the applicable Investors, of the Notes and the Shares shall be legally permitted by all laws and regulations to which such Investors or the Company are subject.

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6.4. Transaction Documents. Each Investor shall have duly executed and delivered to the Company the following Transaction Documents:

(a) This Agreement.

6.5. Purchase Price. Each Investor shall have delivered to the Company the purchase price in respect of the Note being purchased by such Investor at the applicable Closing.

SECTION 7

Miscellaneous

7.1. Waivers and Amendments. Any provision of this Agreement and the Notes may be amended, waived or modified only upon the written consent of the Company and a Majority in Interest of Investors; provided, however, that in no event may any such amendment, waiver or modification materially adversely affect any holder of Notes in a different or disproportionate manner unless agreed to in writing by such materially adversely affected holder; and provided, further, no such amendment, waiver or modification shall: (i) reduce the principal amount of any Note without the affected holder’s written consent, or (ii) reduce the rate of interest of any Note without the affected holder’s written consent. Any amendment or waiver effected in accordance with this Section 7.1 shall be binding upon all of the parties hereto. Notwithstanding the foregoing, this Agreement may be amended to add a party as an Investor hereunder in connection with the Additional Closing without the consent of any other Investor (except as provided in Section 1.3(b)), by delivery to the Company of a counterparty signature page to this Agreement. Such amendment shall take effect at the Additional Closing and such party shall thereafter be deemed an “Investor” for all purposes hereunder and the Schedule of Investors hereto shall be updated to reflect the addition of such Investor.

7.2. Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

7.3. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the applicable Closing of the transactions contemplated hereby.

7.4. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.5. Entire Agreement. This Agreement (including the schedules and exhibits attached hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

7.6. Registration, Transfer and Replacement of the Notes. The Notes issuable under this Agreement shall be registered notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s principal executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such person or persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and: (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

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7.7. Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Majority in Interest of Investors.

7.8. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor) or otherwise delivered by hand, messenger or courier service addressed:

(a) if to an Investor, to the Investor at the Investor’s address, facsimile number or electronic mail address as shown on the Schedule of Investors, as may be updated in accordance with the provisions hereof, or if any such Investor does not furnish such an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of such Investor for which the Company has contact information in its records; or

(b) if to the Company, to the attention of the Chief Executive Officer or the Chief Financial Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other address as the Company shall have furnished to the Investors, with a copy (which shall not constitute notice) to Thomas Puzzo, Law Offices of Thomas E. Puzzo, PLLC, 3823 44th Ave. NE, Seattle, Washington 98105.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given: (i) if delivered by hand, messenger or courier service, when delivered; (ii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid; or (iii) if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

7.9. Fees and Expenses. The Company and the Investors shall each pay their own expenses in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

7.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

7.11. Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Agreement, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

7.12. Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Investors is a separate agreement and the sale of the Securities to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of this Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

7.13. Pari Passu Notes. The Company and each Investor acknowledge and agree that the payment of all or any portion of the outstanding principal amount of any Note and all interest thereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to this Agreement. Upon repayment of any amounts on any Note, the Company shall as promptly as reasonably practicable make available with such repayment an accounting that sets forth the repayments made to all holders of Notes issued hereunder. In the event that the Investor receives payments in excess of such Investor’s pro rata share of the Company’s payments to the holders holding all of the Notes, then the Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

7.14. Repayment Right. The holder of any Note sold in the Financing shall have the right to be repaid any and all principal and interest due by the Company to any such holder of a Note from any and all proceeds of the Company resulting from any sale of assets and any sale and issuance of and debt or equity securities. Any payment by the Company to holders of Notes shall be shall be pari passu in right of payment.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

COMPANY:

OPTI-HARVEST, INC.

By:
Name:
Title:

Address:	190 N Canon Dr, Suite 304
Beverly Hills, California 90210

(Signature Page to Opti-Harvest, Inc. Securities Purchase Agreement)

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTOR:

By:
Name:
Title:

Address:

(Signature Page to Opti-Harvest, Inc. Securities Purchase Agreement)

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EXHIBIT A

SCHEDULE OF INVESTORS

Name and Address	Note Principal Amount	Number of Shares	Total Purchase Price
TOTALS:	$		$

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EXHIBIT B

FORM OF CONVERTIBLE PROMISSORY NOTE

NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR ANY OF THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. NO SALE, TRANSFER, PLEDGE OR ASSIGNMENT OF THIS CONVERTIBLE PROMISSORY NOTE OR OF THE SECURITIES ISSUABLE UPON CONVERSION HEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR (B) THE LENDER SHALL DELIVER TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAW.

CONVERTIBLE PROMISSORY NOTE

OPTI-HARVEST, INC.

$ [●]	[●] 2023

FOR VALUE RECEIVED, Opti-Harvest, Inc., a Delaware corporation (the “Company”) promises to pay to the order of [●] (“Lender”), sum of $ [●] , together with accrued and unpaid interest thereon, on the date and in the manner set below. This Convertible Promissory Note (the “Note”) is one of a series of convertible promissory notes (collectively, the “Series Notes”) issued by the Company to investors with identical terms and in the same form as this Note (except that the holder, principal amount and date of issuance may differ in each of the Series Notes). The Company hereby agrees for the benefit of Lender as follows:

1. Payment Terms. The outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date, as determined pursuant to Section 3 hereof. Accrued but unpaid interest on the outstanding principal balance hereof shall be due and payable on the Maturity Date (as defined in Section 3 hereof). All payments shall be applied, first, to accrued but unpaid interest and, thereafter, to principal. All payments of principal and interest hereunder shall be tendered in lawful money of the United States of America at the address designated in Section 18 hereof, or at such other place as Lender may from time to time designate in writing.

2. Interest. This Note will accrue interest at a rate of twelve percent (12%) per annum, compounded annually, computed on the basis of actual number of days elapsed over a year of 365 days, until maturity or conversion hereof. Notwithstanding any provision in this Note to the contrary, any interest payable hereunder shall automatically accrue and be capitalized to the principal amount of this Note (“PIK Interest”), and shall thereafter be deemed to be a part of the principal amount of this Note, unless such interest is paid in cash on or prior to the maturity date of this Note, as provide in Section 6 hereof. All PIK Interest that has accrued and has not been paid in cash shall be payable in cash on the maturity date provided in Section 3 hereof.

3. Maturity. This Note shall be due and payable on the date that is six (6) months from the date of this Note (the “Initial Maturity Date”); provided, however, that the Company and Lender may, upon mutual written agreement, extend such maturity date an additional twelve (12) months (such extended maturity date, (the “Extended Maturity Date”). The date on which this Note matures, whether the Initial Maturity Date or the Extended Maturity Date, is the “Maturity Date.”

4. Prepayments. The Company may prepay the Note, or any portion outstanding, at any time and from time to time prior to Maturity Date without notice and without the payment of any premium, fee, or penalty.

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5. Conversion Right. Lender shall have the right, but not the obligation, at any time to convert all, or any portion, of the outstanding principal balance of this Note into shares of Common Stock at a conversion price equal to either (i) $3.00 per share, or (ii) the price at which shares of Common Stock are first sold to the public in a Qualified Public Offering. An election to convert the Note shall be made in writing and delivered to the Company no later than five (5) days before the Maturity Date; provided, however, that if the Qualified Public Offering is consummated within five (5) days before the Maturity Date, the notice of election will be delivered no later than five (5) days after the date on which such Qualified Public Offering is consummated.

Such election shall be irrevocable and shall be effective upon delivery of the conversion notice to the Company. No fractional shares shall be issued upon any conversion. Cash for any remainder amount shall be paid to Lender at an amount equal to the product obtained by multiplying the applicable conversion price by the fraction of a share not issued to the Lender.

6. Security. This Note is an unsecured general obligation of the Company.

7. Default Remedies. An “Event of Default” shall be deemed to have occurred upon:

(a) The Company fails to pay when due any of the payments due under this Note, which failure is not cured within ten (10) business days after the date due for such payment;

(b) The Company files any petition or action for relief under any bankruptcy, reorganization or insolvency law or an involuntary petition for bankruptcy is filed against the Company and such petition is not withdrawn or dismissed within 60 days after the filing thereof;

(c) The Company makes a general assignment for the benefit of creditors; or

(d) Any order, judgment or decree is entered against the Company decreeing the dissolution or split up of the Company and such order remains undischarged.

Upon the occurrence and during the continuation of an Event of Default, Lender may at its option, by written notice to the Company, declare the entire principal amount of this Note, together with all accrued but unpaid interest thereon, immediately due and payable. Lender’s rights, powers and remedies under this Note shall be in addition to any rights, powers and/or remedies available to Lender under applicable law or at equity.

8. Parity with Other Series Notes. The Company’s repayment obligation to Lender under this Note shall be on parity with the Company’s obligation to repay all Series Notes. In the event that the Company is obligated to repay all of the Series Notes and does not have sufficient funds to repay all in full, payment shall be made to the holder of each Series Note on a pro rata basis.

9. No Waiver; Cumulative Rights. No delay on the part of Lender in the exercise of any power or right under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

10. Waiver. The Company waives demand, notice, presentment, protest and notice of dishonor.

11. No Rights or Liabilities as a Stockholder. This Note does not by itself entitle Lender to any voting or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, nor any enumeration herein of the rights and privileges of Lender, shall cause Lender to be a stockholder of the Company for any purpose.

12. Governing Law. This Note (including any claim or controversy arising out of or relating to this Note) shall be governed by the laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

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13. Usury. Interest paid or agreed to be paid under this Note shall not exceed the maximum amount permissible under applicable law and, in any contingency whatsoever, if Lender shall receive anything of value under this Note deemed to be interest under such laws which would exceed the amount of interest permissible under those laws, the excessive interest shall be applied first to the reduction of unpaid principal outstanding under this Note and the remainder of such excessive interest shall then be refunded to the Company if such excessive interest exceeds unpaid principal. All interest paid or agreed to be paid under this Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum rate permissible under applicable laws.

14. Successors and Assigns. All of the stipulations, promises and agreements in this Note made by or on behalf of the Company shall bind the successors and assigns of the Company, whether so expressed or not, and shall inure to the benefit of the respective successors and assigns of the Company and Lender. Any of the Company or Lender shall agree in writing before the effectiveness of such assignment to be bound by the provisions hereof.

15. Severability. If any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

16. Transfer of Note. The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever and the Company shall not be affected by any notice to the contrary. Notwithstanding the foregoing, this Note, and the conversion rights described herein, shall not be transferable by the holder without the prior written consent of the Company. Subject to the restrictions set forth in the foregoing sentence, registration of any new owners shall take place upon presentation of this Note to the Company at its principal offices, together with a duly authenticated assignment. This Note is transferable only on the books of the Company. Notice sent to any registered owner shall be effective as against all the holders or transferees of the Note not registered at the time of sending the communication.

17. Amendment and Waivers. Any provision of this Note or any Event of Default may be amended, waived or modified only upon the written consent of the Company and Lender with such amendment, waiver or modification so effected being binding on all holders of the Note.

18. Notices. All notices and other communications hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, to a party at the address set forth below (which may be changed in accordance with these notice procedures):

If to Lender:

If to the Company:	190 N Canon Dr, Suite 304
Beverly Hills, California 90210

Attn: Chief Executive Officer

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IN WITNESS WHEREOF, the undersigned has executed this Convertible Promissory Note on and as of the date first set forth above.

OPTI-HARVEST, INC.

By:
Name:	Geoffrey Andersen
Title:	Chief Executive Officer

[signature page to Convertible Promissory Note]

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EXHIBIT C

SCHEDULE OF EXCEPTIONS

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EXHIBIT D

FORM OF SECRETARY’S CERTIFICATE

OPTI-HARVEST, INC.

SECRETARY’S CERTIFICATE

__________________, 2023

Reference is made to that certain Securities Purchase Agreement, dated as of ______________, 2023, by and among Opti-Harvest, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the and the persons and entities listed on the Schedule of Investors attached thereto as Exhibit A (the “Securities Purchase Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Securities Purchase Agreement. This Secretary’s Certificate (this “Certificate”) is being delivered pursuant to Section 5.6(a) of the Securities Purchase Agreement.

I, _______________, do hereby certify that I am the Secretary of the Company, and that, as such, I am authorized to execute this certificate on behalf of the Company, and do hereby further certify that:

1. Attached hereto as Exhibit A are true and correct copies of: (i) the Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on June 20, 2016, as amended and as in effect as of the date hereof. No steps have been taken by the Board of Directors (the “Board”) or stockholders of the Company to effect or authorize any amendment or other modification to the Certificate of Amendment.

2. Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company, as amended to date and in effect as of the date hereof (the “Bylaws”). No steps have been taken by the Board or stockholders of the Company to effect or authorize any amendment or other modification to such Bylaws.

3. Attached hereto as Exhibit C are true and correct copies of the resolutions duly adopted by the Board on ____________, 2023, which resolutions authorize the execution, delivery and performance by the Company of the Securities Purchase Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby. Such resolutions were adopted in compliance with the Company’s certificate of incorporation as in effect when adopted and Bylaws as in effect when adopted and are in full force and effect as of the date hereof and have not been amended, modified or rescinded. No other resolutions have been adopted relating to such subject matter by the Board or any committee thereof.

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the date first written above.

____________, Secretary

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